Exhibit 32.2

                         CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of L. B. Foster Company.






                                               /s/David J. Russo
                                               --------------------------
                                               David J. Russo
                                               Senior Vice President,
                                               Chief Financial Officer and
                                               Treasurer
                                               August 13, 2003